Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Unless the context otherwise requires, all references in this section to Second Sight refer to Second Sight Medical Products, Inc. and all references to NPM refer to Nano Precision Medical before giving effect to the Agreement and Plan of Merger and Reorganization, dated as of February 4, 2022. References to Vivani refers to the combined entity, Vivani Medical, Inc., the new name for Second Sight Medical Products, Inc., after giving effect to the Agreement and Plan of Merger and Reorganization and application for the name change.

The unaudited pro forma condensed combined financial statements of Vivani have been prepared in accordance with Article 11 of Regulation S-X, as amended, and presents the combination of the historical financial information of NPM and Second Sight adjusted to give effect to the consummation of the merger contemplated by the Agreement and Plan of Merger and Reorganization, dated as of February 4, 2022 (the “Merger Agreement” or the “Merger”).

The unaudited pro forma condensed combined balance sheet as of June 30, 2022, combines the historical unaudited condensed consolidated balance sheet of Second Sight with the historical unaudited condensed balance sheet of NPM as of June 30, 2022, on a pro forma basis as if the Merger and other related events had been consummated on June 30, 2022.

The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2022 and for year ended December 31, 2021, combines the historical unaudited condensed consolidated statements of operations of Second Sight with the historical unaudited condensed statement of operations of NPM for the six months and the year then ended, respectively, on a pro forma basis as if the Merger Agreement and other related events had been consummated on January 1, 2021, the beginning of the earliest period presented. The unaudited pro forma condensed combined statements of operations include application of the reverse 3:1 stock split effective August 19, 2022 as if such reverse stock split were effective January 1, 2021 for the purposes of computation of pro forma net operating loss per share.

The unaudited pro forma condensed combined financial information was derived from, and should be read in conjunction with, the following historical financial statements and the accompanying notes, which are included elsewhere in this Form 8K or incorporated here-in by reference:

●	The historical unaudited condensed consolidated financial statements of Second Sight as of June 30, 2022 and for the six months then ended;

●	The historical audited consolidated financial statements of Second Sight as of December 31, 2021 and for the year then ended;

●	The historical unaudited condensed financial statements of NPM as of June 30, 2022 and for the six months then ended;

●	The historical audited financial statements of NPM as of December 31, 2021 and for the year then ended;

●	Other information relating to Second Sight and NPM included elsewhere in this Form 8K or incorporated here-in, including the Merger Agreement;

Description of the Agreement and Plan of Merger and Reorganization dated February 4, 2022 (the “Merger”) and Presentation in these Pro Forma Financial Statements

At the effective time of the Merger, the securities of each NPM security-holder will be converted into the right to receive the Pro Rata Portion of the Merger Shares using an exchange ratio as described in the Merger Agreement (the Exchange Ratio), and subject to the adjustment to account for the reverse 3:1 Second Sight Reverse Stock Split effective August 19, 2022, as follows:

●	Exchange of all issued and outstanding shares of NPM common stock for shares of Second Sight common stock adjusted using the exchange ratio and stock split (the combined exchange ratio and stock split adjustment is referred to here-in as the “Conversion Ratio”;

●	Exchange of shares underlying all NPM outstanding unexercised options of common stock for options of Second Sight common stock on a like-for-like basis, except for the number of shares exercisable and the exercise price each adjusted using the Conversion Ratio;

●	Exchange of all outstanding warrants convertible into shares of NPM common stock for warrants convertible into shares of Second Sight common stock on a like-for-like basis, on a like-for-like basis, each adjusted using the Conversion Ratio.

As a result of the Merger, the holders of NPM’s common stock, and options and warrants to purchase NPM’s common stock calculated on an as-converted basis (assuming net exercise of options and warrants of NMP), are expected to own, or hold rights to acquire, in the aggregate approximately 77.32% of the total equity securities of the combined company after the Merger; and, the holders of Second Sight’s common stock, and options and warrants to purchase Second Sights’ common stock calculated on an as-converted basis (assuming net exercise of options and warrants of Second Sight), are expected to own, or hold rights to acquire, in the aggregate approximately 22.68% of the total equity securities of the combined company after the Merger.

It is currently expected that the Exchange Ratio would be one NPM security for 9.056 Second Sight securities as then adjusted for the 3:1 reverse stock split, resulting in an effective Conversion Ratio of 3.012. The exercise price of each warrant and option will also be adjusted using the Conversion Ratio. The following summarizes the Vivani securities expected to be outstanding after the Merger as of the date of Close prior to cash settlement of any fractional shares:

	NPM
	Per Merger	Conversion ratio	Post merger	SSMP	Total Vivani as adjusted
Shares	12,452,554	3.0187	37,590,035	13,136,392	50,726,427
Shares under warrants	2,566,322	3.0187	7,746,855	2,563,688	10,310,543
Shares under stock options	1,512,814	3.0187	4,566,672	48,860	4,615,532
	16,531,690		49,903,562	15,748,939	65,652,502

Assuming all NPM and Second Sight warrants and options on common stock presented in the preceding table were converted on a net settlement basis (using an agreed-upon fair value per share of NPM common stock of $21.90 excluding the impact of the exchange and stock split adjustments to compute NMP dilution), relative ownership of all securities would be as follows:

Relative ownership table (fully diluted assuming net settlement):

	Securities	Percent
NPM securities	44,783,154	77%
Second Sight securities	13,136,392	23%
Total Securities	57,919,546	100%

Second Sight has no significant warrants or options “in-the-money” that would adjust its outstanding securities for the purposes of this computation.

Expected Accounting Treatment of the Merger

We expect the Merger to be treated as a reverse acquisition in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). Under this method of accounting, Second Sight is expected to be treated as the “acquired” company for financial reporting purposes. Accordingly, the historical financial statements of NPM, as the acquirer, will represent a continuation of the financial position and results of operations of NPM, with the Merger being treated as the equivalent of NPM issuing stock for the net assets of Second Sight, accompanied by a recapitalization. The net assets acquired and liabilities assumed of Second Sight by NPM will be recorded at fair market value in accordance with ASC 805, Business Combinations, due to the change in control and operating activity (i.e., Second Sight does not qualify as a “shell” company) of Second Sight. Operations prior to the Merger will be those of NPM in future reports of the combined company. Post-merger, the combined company will reflect the name change to Vivani.

In a reverse merger, the equity structure (that is, the number and type of equity interests issued) is restated to reflect the equity structure of the legal parent (Second Sight as the accounting acquiree), including the equity interests the legal parent issued to effect the combination. Accordingly, the equity structure of the legal subsidiary (NPM as the accounting acquirer) is restated using the exchange ratio established in the acquisition agreement to reflect the number of shares of the legal parent (the accounting acquiree) issued in the reverse acquisition.

NPM has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	NPM’s stockholders will have majority of the voting power after the Merger;

●	the board of directors of Viviani will initially have five members, and NPM will have the ability to nominate the majority of the initial members of the board of directors;

●	NPM’s senior management will be the senior management of Vivani after the Merger and be responsible for day-to-day operations;

●	the intended strategy and operations of Vivani will primarily continue NPM’s current strategy and operations.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of Vivani upon consummation of the Merger. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Merger and other related events occurred on the dates indicated, and does not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. Any cash remaining after the consummation of the Merger and the other related events are expected to be used for general corporate purposes. The unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of NPM following the completion of the Merger. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. Second Sight and NPM have not had any historical relationship prior to the transactions except for the $8 million SAFE, some common members of their boards of directors, and some common shareholders. Accordingly, no other pro forma adjustments were required to eliminate activities between the companies.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2022
(In thousands)

	Second Sight Historical	NPM Historical	Pro Forma adjustments		Pro forma combined
Assets
Current assets:
Cash and cash equivalents	$56,377	$3,450	$(1,624	) (c)	$58,203
Other current assets	1,012	472			1,484
Total current assets	57,389	3,922	(1,624)		59,687

Property & equipment, net	103	1,119			1,222
SAFE advance	8,000		(8,000	) (a)	-
Right-of-use assets	140	1,176			1,316
Other	17	200			217
Total assets	$65,649	$6,417	$(9,624)		$62,442

Liabilities and Stockholders’ Equity
Current liabilities	$2,591	$2,905	$(984	) (c)	$4,512
SAFE		8,000	(8,000	) (a)	-
Long-term liabilities		328			328
Total liabilities	2,591	11,233	(8,984)		4,840

Stockholders’ Equity
Common stock - no par	347,940	54,662	57,275	(b)	111,937
			(347,940	) (d)

Additional paid-in capital	49,415	7,447	(49,415	) (d)	7,447

Accumulated other comprehensive Income	(424)		424	(d)	-

Accumulated deficit	(333,873)	(66,925)	5,783	(b)	(61,782)
			(640	) (c)
			333,873	(d)
Total equity	63,058	(4,816)	(640)		57,602
Total liabilities and equity	$65,649	$6,417	$(9,624)		$62,442

See accompanying notes to pro forma financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months ended June 30, 2022
(In thousands, except share and per share data)

	Historical		Pro forma		Pro forma
	Second Sight	NPM	adjustments		combined
Net sales	$-	$-			$-
Cost of sales	-	-			-
Gross profit		-			-

Operating expenses:
Research and development, net of grants	1,488	5,883	$(10	) (aa)	7,361
Clinical and regulatory	266		(6	) (aa)	260

General and administrative	3,591	2,112	(10	) (aa)	4,104
			(1,589	) (bb)
Total operating expenses	5,345	7,995	(26)		11,725
Loss from operations	$(5,345)	$(7,995)	$26		$(11,725)

Net operating loss per common share – basic and diluted on a pro forma basis				(cc)	$(0.23)
Weighted average shares outstanding – basic and diluted on a pro forma basis					49,964,867

See accompanying notes to pro forma financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2021
(In thousands, except share and per share data)

	Historical		Pro forma		Pro forma
	Second Sight	NPM	adjustments		combined
Net sales	$-	$-			$-
Cost of sales (recovery of cost)	(130)	-			(130)
Gross profit	130	-			130

Operating expenses:
Research and development, net of grants	2,370	11,002	$(22	) (aa)	13,350
Clinical and regulatory	378	-	(35	) (aa)	343

General and administrative	6,315	2,321	(18	) (aa)	10,847
			2,229	(bb)
Total operating expenses	9,063	13,323	(75)		24,540
Loss from operations	$(8,933)	$(13,323)	$75		$(24,410)

Net operating loss per common share – basic and diluted on a pro forma basis				(cc)	$(0.55)
Weighted average shares outstanding – basic and diluted on a pro forma basis					44,030,361

See accompanying notes to pro forma financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL INFORMATION

(In thousands, except share and per share data)

1.	Basis of Presentation

The unaudited pro forma condensed combined balance sheet as of June 30, 2022, gives effect to the Merger and other events as if they occurred on June 30, 2022. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2022 and for year ended December 31, 2021, give effect to the Merger as if it had been completed on January 1, 2021, the beginning of the earliest period presented.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented as additional information becomes available. Management considers this basis of presentation to be reasonable under the circumstances.

The Merger will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, Second Sight will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Merger will be treated as the equivalent of NPM issuing stock for the net assets of Second Sight, accompanied by a recapitalization. The net assets of Second Sight will be adjusted to their estimated fair value in accordance with ASC 805, Business Combinations.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Merger.

The unaudited pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Merger taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company.

2.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as if the Merger and other related events had been consummated on June 30, 2022, are as follows:

a)	Eliminates the SAFE amount upon the Merger as if the Merger occurred on June 30, 2022; the amount also adjusts the purchase consideration presented in Adjustment (b).

b)	Recognizes the assumed fair value of equity securities “deemed” issued by NPM to acquire the assets and assume the liabilities of Second Sight as follows (in thousands except share and per share data):

Shares “deemed” issued in merger	13,136,392
Fair value per share as of August 25, 2022	$4.36
Total equity issued	$57,275
Fair value of vested Second Sight options projected as of closing	-
Total consideration	57,275

Fair value of net assets acquired	55,058
Adjustment for cancellation of NPM’s SAFE obligation	8,000
Fair value of net assets acquired and SAFE adjustment	63,058

Gain from bargain purchase	$5,783

For the purposes of this pro forma presentation, the fair value of shares “deemed” issued as consideration is based on the traded value of Vivani shares as of August 25, 2022, the date of preparation of these pro forma financial statements, which was $4.36 per share. The $8,000 SAFE obligation recorded by NPM is added to the purchase consideration in lieu of settlement. In accordance with ASC 805, Business Combinations, the fair value of Second Sight vested stock options measured as of the Merger date is added to the purchase price, and is expected to be inconsequential to this calculation.

For the purposes of this pro forma presentation, the fair value of the net assets acquired is assumed to equal book value due to the significant components of assets being cash, current assets and current liabilities which typically approximate fair value. A final determination of these estimated fair values, which cannot be made prior to the completion of the transaction, will be based on the actual net tangible and intangible assets of Second Sight that exist as of the date of completion of the Merger.

Because the fair value of the consideration is less than the fair value of the net assets, the difference is presented as a gain from a bargain purchase. The gain is deemed reasonable and represents, in the view of management, a market participant’s discount for costs to continue the business affairs of Second Sight until the Merger is completed and the expected synergies of the combination are realized.

c)	Represents estimated direct and incremental transaction costs incurred by NPM and Second Sight accrued as of June 30, 2020 and to be incurred subsequent to June 30, 2022, related to the Merger for legal, auditing, professional and printing which are to be expensed on the merger date, which is assumed to be June 30, 2022, for the purposes of this pro forma balance sheet presentation. The adjustments are composed of the following:

Estimate future costs as of June 30, 2022	$640
Costs accrued as of June 30, 2022	984
Cash payment of costs accrued and expected to be incurred	$1,624

d)	Adjusts NPM common stock and additional paid-in-capital to reflect the legal structure of Second Sight. Only NPM’s accumulated deficit carries forward to Vivani after the Merger.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations as if the Merger and other related events had been consummated on January 1, 2021, the beginning of the earliest period presented, are as follows:

(aa)	Adjusts the stock-based compensation of Second Sight stock options remeasured to fair value as of the date of the Merger which is assumed to be January 1, 2021, in accordance with ASC 805, Business Combinations, using Black-Scholes inputs. Due to the significant differences in the strike prices over the assumed fair value of $4.36 as of August 25, 2022, the amount of expense upon remeasurement is de minimis.

(bb)	For the six months ended June 30, 2022, represents reversal of NPM and Second Sight direct and incremental merger transaction costs related to legal, auditing, professional and printing totaling $1,589 recognized for the six months ended June 30, 2022 which are assumed to be recognized on January 1, 2021, for the purposes of the pro forma statements of operations presentation.

For the year ended December 31, 2021, represents total NPM and Second Sight estimated direct and incremental transaction merger costs of $2,229 incurred, or to be incurred, by NPM and Second Sight related to the merger which is assumed to be January 1, 2021, for the purposes of this pro forma statement of operations presentation.

(cc)	Net operating loss per share has been calculated using the basic and diluted weighted average shares of common stock outstanding of NPM as a result of the pro forma adjustments. As the Merger and other related events are being reflected as if they had occurred on January 1, 2021, the calculation of weighted average shares outstanding for basic and diluted net loss per share adjusts the historical weighted average shares outstanding for the NPM Conversion Ratio and Vivani stock split.

The following summarizes the calculation of pro forma weighted average shares outstanding for the purposes of EPS:

	Year-to-date	Year ended
	June 30 2022	December 31 2021
Nano (as adjusted for exchange and reverse 3:1 stock split)	36,828,475	33,091,361
SSMP (as adjusted for reverse 3:1 stock split)	13,136,392	10,939,000
Total as adjusted	49,964,867	44,030,361

The following post-merger common stock equivalents were excluded from the net loss per share computation for all presentations because their impact would be antidilutive:

Shares under warrants	10,310,543
Shares under options	4,615,532
14,926,075

3.	Income taxes

The pro forma presentation assumes that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. It is also assumed that there will be no tax consequence to the unaudited pro forma combined condensed balance sheet or statement of operations due to the significance of the net operating loss carryforward expected to be available to Vivani after the Merger for which a full valuation allowance would be provided.

4.	Items excluded from income from operations in the unaudited combined condensed statement of operations

In accordance with Article 11 of Regulation S-X, as amended, the statements of operations exclude items of income and expense which are not related to operations. Items excluded for the year ended December 31, 2021 related to NPM were $649 gain from forgiveness of the PPP loan, $99 of other expenses, and $5,783 gain from the bargain purchase as a pro forma adjustment; the only item excluded related to Second Sight was $12 of interest income. An item excluded for the six months ended June 30, 2022 related to NPM was $33 of other expense; an item excluded related to Second Sight was $57 of other income.